TECHNICAL ADVISORY SERVICES AGREEMENT

         This Technical Advisory Services Agreement (the “Agreement”) is made and entered into by and between Ardent Mines Limited (the “Company”), having a principal place of business located at 100 Wall Street, 21st Floor, New York, NY 10005 and Ad Hoc Associated Advisors Inc. (the “Technical Advisor”) having a principal address as set forth on the signature page hereto.

         WHEREAS, The Company desires to engage the Technical Advisor to act as a technical consultant and advisor in connection with the Company's business matters;

         WHEREAS, The Technical Advisor has experience in evaluating potential mining operations and providing technical business assessments and advisory services to corporations, partnerships and other business organizations with respect to mining operations;

         WHEREAS, the Company is seeking and the Technical Advisor is willing to furnish such business consulting and advisory services to the Company on the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of, and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1.  PURPOSE. The Company hereby engages the Technical Advisor on a non-exclusive basis for the term specified in this Agreement to render consulting and advisory services with respect to the Company’s contemplated mining operations upon the terms and conditions set forth herein.

         2.  REPRESENTATIONS. The Technical Advisor represents and warrants to the Company that it is free to enter into this Agreement and the business consulting and advisory service to be provided pursuant to this Agreement are not in conflict with any other contractual or other obligation to which the Technical Advisor is bound. The Company acknowledges that the Technical Advisor is in the business of providing business consulting and advisory services to other mining operations and that nothing herein contained shall be construed to limit or restrict the Technical Advisor in conducting such business with respect to others, or rendering such services to others except to the extent expressly set forth herein.

         3.  DELIVERABLES OF THE TECHNICAL ADVISOR. During the term of this Agreement, the Technical Advisor will provide to the Company the consulting and advisory services as specified below and make such other deliveries of services as may be reasonably requested by the Company from time to time.  The Technical Advisor shall provide the services of its employees to the Company for a total of approximately fifteen (15) to twenty (20) hours per week.  In the performance of these duties, the Technical Advisor shall provide the Company with the benefits of its best judgment and efforts.  The Technical Advisor's business consulting and advisory deliverables under this Agreement shall include the following:

Technical Advisory Services Agreement

(a)	Review of the technical and geological features of any potential Company mining projects, including the review of geological and economic feasibility studies;

(b)
Assist Company personnel and counsel to the Company with the preparation of descriptions of the Company’s technical operations for purposes of regulatory compliance disclosures to be made in filings with the U.S. Securities & Exchange Commission and provide authorization to be specified as an expert on the subject of mining projects relative to the information provided for such filings;

(c)	Assist the Company in the preparation and delivery of its presentations for potential investors; and

(d)	Advise the Company’s Board of Directors and Management from time to time on an as-needed basis.

         4.  TERM. The initial term of this Agreement shall be for a period commencing on the execution of this Agreement and continuing until the first anniversary of the date of this Agreement.  Either party hereto may terminate this Agreement on thirty (30) days written notice.

         5.  FEE. In consideration of the business consulting and advisory services to be rendered pursuant to this Agreement, the Company agrees to compensate the Technical Advisor as follows:

(a)	The Technical Advisor shall be paid at a rate of Two thousand five hundred U.S. Dollars ($2,500) per month.

(b)
In the event that the Technical Advisor is able to assist the Company in the identification, due diligence and closing of the acquisition of a gold mining operation with proven reserves at time of acquisition of not less than Four Hundred Thousand (400,000) ounces of gold, the Technical Advisor shall receive a bonus from the Company within ninety (90) days of such Closing, consisting of shares of restricted common stock of the Company, in an amount to be determined based on the size and projected profitability of the deal.

         6.  EXPENSES. In addition to the fees payable hereunder, the Company shall reimburse the Technical Advisor, within thirty (30) business days of its request, for any and all reasonable out-of-pocket expense incurred in connection with the services performed by the Technical Advisor pursuant to this Agreement, including (i) reasonable hotel, meals and associated expenses; (ii) reasonable charges for travel; and (iii) other reasonable expenses spent or incurred on the Company's behalf; provided, however, that any and all such expenses must be pre-approved by the Company’s Chief Executive Officer in writing.

Technical Advisory Services Agreement

         7.  DUE AUTHORIZATION. The Company represents and warrants to the Technical Advisor that the engagement of the Technical Advisor hereunder has been duly authorized and approved by the board of directors of the Company and this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company.

         8.  USE OF INFORMATION. The Technical Advisor acknowledges that all opinions and advice (written or oral) given by the Technical Advisor to the Company in connection with the engagement of the Technical Advisor are intended for the sole use and benefit of the Company and the Technical Advisor agrees that no person or entity other than the Company shall be permitted, directly or indirectly, to make use of all or a portion of the advice of the Technical Advisor to be given to the Company, including, without limitation, any and all notes, observations, drafts, memoranda documents, and any and all ancillary materials thereto, and none of the Technical Advisor’s information pertaining to such subject matter shall be used for advice to any other person or for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, and the Technical Advisor may not make any references to any third parties regarding any such information.

         9.  CONFIDENTIALITY.  In the performance of its services, the Technical Advisor may look to such factual information, economic advice and/or research upon which to base its advice to the Company hereunder as the Technical Advisor shall in good faith deem reasonable and appropriate.  Except as contemplated by the terms hereof or as required by applicable law, the Technical Advisor shall keep confidential all non-public information obtained from the Company or in connection with the undertakings hereunder, and shall not disclose such information to any third party without the Company's prior consent, other than such of its employees and advisors as the Technical Advisor determines to have a need to know.

         10.  THE TECHNICAL ADVISOR AS AN INDEPENDENT CONTRACTOR.  The Technical Advisor shall perform its services hereunder as an independent contractor.  The Technical Advisor’s officers, directors and employees shall not be deemed to be employees of the Company or affiliates thereof. It is expressly understood and agreed to by the parties hereto that the Technical Advisor shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

         11.  ENTIRE AGREEMENT. This Agreement between the Company and the Technical Advisor constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

Technical Advisory Services Agreement

         12.  MISCELLANEOUS.

(a)
Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent by facsimile and postage prepaid by certified or registered mail, return-receipt-requested, to the respective parties herein or to such other address as either party may notify the other in writing.

(b)
This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representative and assigns.  This Agreement may be assigned by the Company without the consent of the Technical Advisor.  This Agreement may not be assigned by the Technical Advisor without the written consent of the Company.

(c)	This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

(d)
No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto. All provisions regarding use of information, confidentiality and all miscellaneous provisions shall survive termination of this Agreement.

(e)
This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(f)
All disputes and controversies arising out of or relating to this Agreement shall be finally settled and binding under the Rules of International Commercial Dispute Resolution of the American Arbitration Association (“ICDR”). The place of arbitration shall be New York. The Arbitration shall be conducted in English by a single arbitrator appointed in accordance with the ICDR rules. Any award, verdict or settlement issued under such arbitration may be entered by any party for order of enforcement by any court of competent jurisdiction. The arbitrator shall have no power to take interim measures he or she deems necessary, including injunctive relief and measures for the protection or conservation of property.

[Signature Page Follows]

Technical Advisory Services Agreement

IN WITNESS WHEREOF, the parties hereto, upon proper authority, have caused this Agreement to be duly executed, on the 9th day of December, 2010.

Ardent Mines Limited

By:	/s/ Leonardo Riera
Name: Leonardo Riera
Title: President

Technical Advisor

By:	/s/ Luciano de Freitas Borges
	Name:	Luciano de Freitas Borges
Title:
	Address:	SRTVN, Q 705
Bloco A, Suites 108/110
Brasilia, DF Brazil